Exhibit 99.1

NeuroMetrix Reports Q4 and Full Year 2016 Financial Results

•	2016 revenue $12.0M up 65% year-on-year; Q4 revenue $3.7M up 36%
•	Quell device shipments of 14.3K and electrode reorders of 20K represent new quarterly highs

WALTHAM, Mass.,--(BUSINESS WIRE) -- NeuroMetrix, Inc. (Nasdaq: NURO, NUROW), today reported financial and business highlights for the quarter and year ended December 31, 2016.

The Company develops and markets novel therapies, based on bioelectrical and digital medicine, for chronic conditions. The Company’s primary product is Quell®, which is an over-the-counter wearable neurostimulation device for treating chronic pain that was launched in Q2 2015. The Company also has a diagnostic business based on its DPNCheck® product, which is a point-of-care test that provides accurate and cost-effective screening, diagnosis and monitoring of peripheral neuropathies including diabetic peripheral neuropathy (DPN).

Recent Highlights:

•	Full year 2016 revenue of $12.0 million was up 65% from $7.3 million in 2015. Quell contributed $7.4M revenue and DPNCheck contributed $2.5M revenue.
•	Quell Q4 2016 shipments totaled 14,301 devices and 19,992 electrode reorder packages with a total invoiced value of $3.46 million. This was an increase from 12,086 devices and 14,391 electrode reorder packages with a total invoiced value of $2.90 million in Q3 2016.
•	DPNCheck Q4 2016 shipments reached a four year quarterly high of 63,625 biosensors, up 17% from 54,300 biosensors in Q4 2015.
•	New Quell product features were unveiled at the Consumer Electronic Show (CES), including app calibration, therapy personalization, expanded health tracking, enhanced battery life, and remote upgrade capability.
•	CE marking for Quell was achieved which positions the Company to enter the EU market in 2017.
•	A US patent was issued for technology features allowing safe therapeutic of Quell use during sleep.
•	Following regulatory clearance, DPNCheck was introduced in China at the Annual Meeting of the China Diabetes Society with broader market rollout planned in 2017.
•	In January the Company closed a $7 million private placement with funding of a first tranche of $4 million. A second tranche of $3 million is targeted for closing in March 2017, subject to shareholder approval.

"We are pleased with the progress we made in 2016. Both the Quell and DPNCheck businesses are growing and are well positioned to build on the momentum we established in Q4 2016," said Shai N. Gozani, M.D., Ph.D., President and Chief Executive Officer of NeuroMetrix. "Our three core objectives for 2017 are to grow top line revenue while demonstrating operational leverage and reduced cash consumption, to continue our strong record of product and clinical innovation, and to develop new strategic partnerships that accelerate Quell market adoption. Most importantly, we will remain true to our focus on combining bioelectrical and digital medicine to help patients and physicians better treat conditions such as chronic pain and diabetes.”

Financial Highlights:

The Company reported its financial highlights results for Q4 2016. Total revenues were $3.7 million versus $2.7 million for Q4 2015, an increase of 36%. Gross margin was 45.5% of total revenues, up from 41.6% in Q4 2015, primarily reflecting manufacturing efficiencies. Operating expenses increased to $4.6 million compared to $4.5 million in Q4 2015. Loss from operations was $2.9 million in Q4 2016 versus $3.3 million Q4 2015. After interest income and changes in fair value of warrant liabilities, net loss per common share was $0.52 in Q4 2016 and $3.19 in Q4 2015 which included $2.41 effects of deemed dividend related to an equity offering in the year earlier quarter. Net cash usage in Q4 2016 was $3.6 million, down from $3.7 million in Q3 2016. The Company ended Q4 2016 with cash and cash equivalents of $3.9 million. Reflecting the effects of the private placement which closed on January 5, 2017, the Company’s cash and cash equivalents on that date were $7.7 million.

For the years ended December 31, total revenues were $12.0 million in 2016 compared to $7.3 million in 2015. Loss from operations was $15.2 million for the year ended December 31, 2016 versus $13.3 million for the year ended December 31, 2015. After interest income, changes in fair value of warrant liabilities and deemed dividend earnings per share charges related to equity offerings, net loss per common share was $7.28 in the year ended December 31, 2016 and $7.75 in the year December 31, 2015.

Company to Host Live Conference Call and Webcast

NeuroMetrix management will host a conference call today, January 26, 2017 at 8:00 a.m., Eastern Time. To access the call in the United States, dial (844) 787-0799 and use the confirmation code 49304382. Internationally, the conference call may be accessed by dialing (661) 378-9630 and using the same confirmation code. The call will also be webcast and will be accessible from the Company's website at http://www.NeuroMetrix.com under the "Investor Relations" tab. A replay of the conference call will be available starting two hours after the call by dialing 855-859-2056, domestically and 404-537-3406, internationally. The confirmation code to access the replay is 49304382. The replay will be available for one week after the conference call.

About NeuroMetrix

NeuroMetrix is a commercial stage, innovation driven healthcare company combining bioelectrical and digital medicine to address chronic health conditions including chronic pain, sleep disorders, and diabetes. The company's lead product is Quell, an over-the-counter wearable therapeutic device for chronic pain. Quell is integrated into a digital health platform that helps patients optimize their therapy and decrease the impact of chronic pain on their quality of life. The company also markets DPNCheck, a rapid point-of-care test for diabetic neuropathy, which is the most common long-term complication of Type 2 diabetes. The company maintains an active research effort and has several pipeline programs, including a therapeutic device for restless leg syndrome. The company is located in Waltham, Massachusetts and was founded as a spinoff from the Harvard-MIT Division of Health Sciences and Technology in 1996. For more information, please visit www.NeuroMetrix.com.

Safe Harbor Statement

The statements contained in this press release include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding the company’s or management’s expectations regarding the business, as well as events that could have a meaningful impact on the company’s revenues. While the company believes the forward-looking statements contained in this press release are accurate, there are a number of factors that could cause actual events or results to differ materially from those indicated by such forward-looking statements, including, without limitation, estimates of future performance, and the ability to successfully develop, receive regulatory clearance, commercialize and achieve market acceptance for any products. There can be no assurance that future developments will be those that the company has anticipated. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors referred to in the company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, as well as other documents that may be filed from time to time with the Securities and Exchange Commission or otherwise made public. The company is providing the information in this press release only as of the date hereof, and expressly disclaims any intent or obligation to update the information included in this press release or revise any forward-looking statements.

Source: NeuroMetrix, Inc.

Thomas T. Higgins

SVP and Chief Financial Officer

781-314-2761

neurometrix.ir@neurometrix.com

NeuroMetrix, Inc.

Statements of Operations

(Unaudited)

	Quarters Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015

Revenues	$3,715,432	$2,737,451	$12,027,528	$7,299,830

Cost of revenues	2,026,299	1,599,267	7,113,005	3,950,746

Gross profit	1,689,133	1,138,184	4,914,523	3,349,084

Operating expenses:
Research and development	907,062	1,069,197	4,394,353	3,894,786
Sales and marketing	2,655,976	2,049,376	10,855,445	7,232,971
General and administrative	990,209	1,340,431	4,872,670	5,497,513

Total operating expenses	4,553,247	4,459,004	20,122,468	16,625,270

Loss from operations	(2,864,114)	(3,320,820)	(15,207,945)	(13,276,186)

Interest income	2,102	1,882	19,132	5,232
Change in fair value of warrant liability	47,789	609,802	275,662	4,083,606

Net loss	$(2,814,223)	$(2,709,136)	$(14,913,151)	$(9,187,348)

Net loss per common share applicable to common stockholders, basic and diluted	$(0.52)	$(3.19)	$(7.28)	$(7.75)

NeuroMetrix, Inc.

Condensed Balance Sheets

(Unaudited)

	December 31, 2016	December 31, 2015

Cash and cash equivalents	$3,949,135	$12,462,872
Other current assets	3,637,788	2,749,509
Noncurrent assets	696,968	887,220
Total assets	$8,283,891	$16,099,601

Current liabilities	$3,318,486	$3,256,590
Common stock warrants	4,641	280,303
Stockholders’ equity	4,960,764	12,562,708
Total liabilities and stockholders’ equity	$8,283,891	$16,099,601